                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


             QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                November 27, 1996
                                -----------------
                 Date of Report (Date of Earliest Event Reported)


                           Residential Resources, Inc.
                           ---------------------------
             (Exact Name of Registrant as Specified in its charter)


          Arizona                                           86-0544838
          -------                                           ----------
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)


         2058 North Mills Avenue, Suite 344, Claremont, California 91711
         ---------------------------------------------------------------
                    (Address of principal executive offices)


                                  714-518-5945
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                 With Copies To:

                               Matthias & Berg LLP
                              Jeffrey P. Berg, Esq.
                             515 South Flower Street
                                  Seventh Floor
                          Los Angeles, California 90071
                                 (213) 895-4200

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Item 5. OTHER EVENTS


The Company has recently determined, upon investigation, that Clare T. Morse, a member of the Company's Board of Directors and its Secretary has entered into unauthorized transactions on behalf of the Company without board approval. Upon investigation, further information has been presented to the Company that Mr. Morse has engaged in other serious acts of a potential unlawful nature between himself, and his affiliates, without disclosure to the Board of Directors. The Board of Directors has instructed counsel to continue to investigate and to make a full report to the Board of Directors as soon as possible.

At a Board of Directors meeting held on November 14, 1996, the Board of Directors determined that Mr. Morse had acted in a manner which was inconsistent with the corporation's best interest and terminated Mr. Morse as Secretary of the corporation. Further, since many of Mr. Morse's acts may have involved acts involving moral turpitude, it was determined that he should be removed from the Board immediately.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has dully caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Residential Resources, Inc.



Dated: November 27, 1996                     By: /s/ William P. Schlick
                                                 ----------------------
                                                  William P. Schlick
                                                  Chairman of the Board
                                                  of Directors


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